Exhibit 99.1

Black Ridge Oil & Gas Completes Rights Offering, Raises $5.182 Million

MINNEAPOLIS, Minn., September 26, 2017 -- Black Ridge Oil & Gas, Inc. (“the Company” or “Black Ridge”) (OTCQB: ANFC) completed its offering of subscription rights to shareholders, raising $5.182 million in connection with the previously announced Rights Offering and Backstop Agreement.

The Company intends to use the net proceeds of the Rights Offering for the sponsorship of a special purpose acquisition company (SPAC) focused on effecting a merger or similar business combination with a target business in the energy industry. Any proceeds from the Rights Offering that remain following the SPAC sponsorship will be used for general corporate purposes which may include other investments and acquisitions.

The Company previously filed a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register the 431,819,910 shares of common stock to be offered in the Rights Offering that was declared effective by the SEC on August 3, 2017. As such, the Company distributed, on a pro rata basis, one Right for each share of common stock owned by shareholders at 5:00 p.m., Central Time, on August 2, 2017 (the “Record Date”). Each Right permitted a shareholder to purchase up to nine shares of common stock at a subscription price of $0.012 per share. The Rights Offering expired at 5:00 p.m., Central Time, September 8, 2017 (the “Expiration Date”).

Associated with the Rights Offering the Company also entered into a Standby Purchase Agreement (the “Backstop Agreement”) with a consortium of investors, including members of the Company’s board of directors and our Chief Executive Officer (collectively, the “Backstop Purchasers”), who agree to purchase up to $2.9 million of the unsubscribed shares following the completion of the rights offering.

Under the Rights Offering the Company’s current shareholders exercised rights to purchase 199,811,421 shares of stock for a total of $2.398 million. Under the Backstop Agreement, the Backstop Purchasers purchased 232,008,489 shares of stock for a total of $2.784 million. Combined, the Company realized total gross proceeds of approximately $5.182 million, reaching its expected goal.

About the Company

Black Ridge Oil & Gas is a company focused on acquiring, investing in, and managing the oil and gas assets for our partners. We continue to pursue distressed asset acquisitions in all major onshore unconventional shale formations that may be acquired with capital from our existing joint venture partners or other capital providers. We are based in Minneapolis, Minnesota. For additional information, visit the Company’s website at www.blackridgeoil.com.

Forward-Looking Statements

Certain statements contained herein, which are not historical, are forward-looking statements that are subject to risks and uncertainties not known or disclosed herein that could cause actual results to differ materially from those expressed herein. These statements may include projections and other "forward-looking statements" within the meaning of the federal securities laws. Any such projections or statements reflect management’s current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, general economic or industry conditions nationally and/or in the communities in which our Company conducts business, volatility in commodity prices for crude oil and natural gas, environmental risks, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital or have access to debt financing, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, increases in operator costs, other economic, competitive, governmental, regulatory and technical factors affecting our Company’s operations, products, services and prices and other risks inherent in the Company’s businesses that are detailed in the Company’s Securities and Exchange Commission (“SEC”) filings. Readers are encouraged to review these risks in the Company’s SEC filings.

Contact

Contact

Black Ridge Oil & Gas, Inc.

Ken DeCubellis, Chief Executive Officer
952-426-1241

www.blackridgeoil.com